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                                                                  Exhibit 21.01
                         SUBSIDIARIES OF THE REGISTRANT

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       NAME                                           STATE OF INCORPORATION
       ----                                           ----------------------
1.     Porterhouse, Inc.                                      Delaware

2.     Morton's of Chicago, Inc.                              Illinois

3.     Morton's of Chicago/Addison, Inc.                      Delaware

4.     Morton's of Chicago/Atlanta, Inc.                      Illinois

5.     Morton's of Chicago/Baltimore, Inc.                    Delaware

6.     Morton's of Chicago/Boston, Inc.                       Illinois

7.     Morton's of Chicago/Buckhead, Inc.                     Delaware

8.     Morton's of Chicago/Charlotte, Inc.                    Delaware

9.     Morton's of Chicago/Chicago, Inc.                      Delaware

10.    Morton's of Chicago/Cincinnati, Inc.                   Delaware

11.    Morton's of Chicago/Clayton, Inc.                      Delaware

12.    Morton's of Chicago/Cleveland, Inc.                    Illinois

13.    Morton's of Chicago/Columbus, Inc.                     Delaware

14.    Morton's of Chicago/Dallas, Inc.                       Illinois

15.    Morton's of Chicago/Denver, Inc.                       Illinois

16.    Morton's of Chicago/Detroit, Inc.                      Delaware

17.    Morton's of Chicago/Fifth Avenue, Inc.                 Delaware

18.    Morton's of Chicago/Houston, Inc.                      Delaware

19.    Morton's of Chicago/Las Vegas, Inc.                    Delaware

20.    Morton's of Chicago/Miami, Inc.                        Delaware

21.    Morton's of Chicago/Minneapolis, Inc.                  Delaware

22.    Morton's of Chicago/Nashville, Inc.                    Delaware

23.    Morton's of Chicago/New Orleans, Inc.                  Illinois

24.    Morton's of Chicago/North Miami Beach, Inc.            Delaware

25.    Morton's of Chicago/Orlando, Inc.                      Delaware

26.    Morton's of Chicago/Palm Beach, Inc.                   Delaware

27.    Morton's of Chicago/Palm Desert, Inc.                  Delaware

28.    Morton's of Chicago/Philadelphia, Inc.                 Illinois

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29.    Morton's of Chicago/Phoenix, Inc.                      Delaware

30.    Morton's of Chicago/Pittsburgh, Inc.                   Delaware

31.    Morton's of Chicago/Portland, Inc.                     Delaware

32.    Morton's of Chicago/Rosemont, Inc.                     Illinois

33.    Morton's of Chicago/Sacramento, Inc.                   Delaware

34.    Morton's of Chicago/San Antonio, Inc.                  Delaware

35.    Morton's of Chicago/San Diego, Inc.                    Delaware

36.    Morton's of Chicago/San Francisco, Inc.                Delaware

37.    Morton's of Chicago/Santa Ana, Inc.                    Delaware

38.    Morton's of Chicago/Stamford, Inc.                     Delaware

39.    Morton's of Chicago/Virginia, Inc.                     Illinois

40.    Morton's of Chicago/Washington, DC, Inc.               Delaware

41.    Morton's of Chicago/Washington Square, Inc.            Delaware

42.    Morton's of Chicago/West Street, Inc.                  Delaware

43.    Morton's of Chicago/Westbrook, Inc.                    Illinois

44.    Morton's, Inc.                                         Illinois

45.    Porterhouse of Los Angeles, Inc.                       Delaware

46.    Addison Steakhouse, Inc.                               Texas

47.    Chicago Steakhouse, Inc.                               Texas

48.    Houston Steakhouse, Inc.                               Texas

49.    San Antonio Steakhouse, Inc.                           Texas

50.    Morton's of Chicago Asia (Singapore) Pte Ltd.          Singapore

51.    Morton's of Chicago (Singapore) Pte Ltd.               Singapore

52.    Morton's of Chicago/Canada, Co.                        Canada

53.    Morton's of Chicago/Toronto, Co.                       Canada

54.    Peasant Holding Corp.                                  Delaware

55.    Peasant at Locust Street, Inc.                         Delaware

56.    Mick's at the Forum/Minneapolis, Inc.                  Delaware

57.    Mick's at Towson Commons, Inc.                         Delaware

58.    Mick's at Pennsylvania Ave., Inc.                      Delaware

59.    Mick's at Southdale Center, Inc.                       Delaware

60.    Mick's at 19th Street, Inc.                            Delaware

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61.    Mick's at the Bellevue, Inc.                           Delaware

62.    Mick's at Fair Oaks, Inc.                              Delaware

63.    Mick's at Willow Grove, Inc.                           Delaware

64.    Mick's at Springfield, Inc.                            Delaware

65.    Mick's at Annapolis Mall, Inc.                         Delaware

66.    Mick's at Loehmann's Fashion Island, Inc.              Delaware

67.    Mick's at Hickory Hollow, Inc.                         Delaware

68.    Mick's at Oak Court, Inc.                              Delaware

69.    Mick's at Rivergate, Inc.                              Delaware

70.    Italian Restaurants Holding Corp.                      Delaware

71.    Bertolini's Restaurants, Inc.                          Delaware

72.    Bertolini's of Circle Centre, Inc.                     Delaware

73.    Bertolini's of Irvine Center, Inc.                     Delaware

74.    Bertolini's of King of Prussia, Inc.                   Delaware

75.    Bertolini's of Las Vegas, Inc.                         Delaware

76.    Bertolini's at Market Square, Inc.                     Delaware

77.    Bertolini's of Phipps Plaza, Inc.                      Delaware

78.    Bertolini's of Phillips Place, Inc.                    Delaware

79.    Bertolini's of Westbury, Inc.                          Delaware

80.    Bertolini's of WhiteFlint Mall, Inc.                   Delaware

81.    Bertolini's of Costa Mesa, Inc.                        Delaware

82.    Quantum Restaurant Development
         Corporation                                          Georgia

83.    Santa Fe Steakhouse & Cantina Corp.                    Delaware

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